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                                                                    EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-47225 relating to 2,300,000 Common Shares of Somanetics Corporation on Form S-1 of our report dated January 9, 1998 (March 11, 1998 as to paragraph 1 of Note 11) (which includes an explanatory paragraph relating to an uncertainty concerning Somanetics Corporation's ability to continue as a going concern), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Somanetics Corporation listed in Item 16(b). This financial statement schedule is the responsibility of Somanetics Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
March 12, 1998